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                                                           EXHIBIT 4


                   NON-RECOURSE GUARANTY AND PLEDGE AGREEMENT
                   -------------------------------------------


     NON-RECOURSE GUARANTY AND PLEDGE AGREEMENT, dated as of September 19, 1996, between INTEK DIVERSIFIED CORPORATION, a Delaware corporation (the "Pledgor"), and SECURICOR COMMUNICATIONS LIMITED, a company incorporated under the laws of England and Wales ("Lender").

                              W I T N E S S E T H :
                              -------------------
               WHEREAS, Pledgor is the record and beneficial owner of the shares of stock described in Schedule I hereto (the "Pledged Shares") issued by Midland USA, Inc., a Delaware corporation ("Borrower"); and

               WHEREAS, Borrower and Lender have entered into a Loan Agreement, dated as of September 19, 1996 (as at any time amended, modified or supplemented, the "Loan Agreement"), pursuant to which Lender has agreed to make certain Revolving Credit Advances available to Borrower (the "Loans") the proceeds of which are to be used for Borrower's business as described in the Loan Agreement); and

               WHEREAS, Pledgor will derive substantial direct and indirect economic benefit from the making of the Loans; and

               WHEREAS, in connection with the making of the Loans under the Loan Agreement and as security for all of the Obligations of Borrower under the Loan Agreement, Lender is requiring that Pledgor shall have executed and delivered this Non-Recourse Guaranty and Pledge Agreement and granted the security interest contemplated hereby;

               NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lender to make Loans under the Loan Agreement, it is agreed as follows:

               1.   Definitions.  Unless otherwise defined herein, terms
                    -----------
     defined in the Loan Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Non-Recourse Guaranty and Pledge Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

               "Agreement" shall mean this Non-Recourse Guaranty and Pledge Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as
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     the same may be in effect at the time such reference becomes operative.

               "Bankruptcy Code" shall mean title 11, United States Code, as amended from time to time, and any successor statute thereto.

               "Pledged Collateral" shall have the meaning assigned to such term in Section 2 hereof.

               "Secured Obligations" shall have the meaning assigned to such term in Section 3 hereof.

               2.   Pledge.  Pledgor hereby pledges to Lender, and grants
                    ------
     to Lender, a first priority security interest in, all of the following (collectively, the "Pledged Collateral") except as otherwise provided in Section 8(b):

               (a) the Pledged Shares owned by Pledgor and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares owned by Pledgor; and

               (b) all additional shares of capital stock of Borrower from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

               3.   Security for Obligations.  This Agreement secures, and
                    ------------------------
     the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the Obligations, whether for principal, premium, interest, fees, costs and expenses of Lender incurred in connection with this Agreement, and all obligations of Pledgor now or hereafter existing under this Agreement (collectively, the "Secured Obligations").

               4.   Delivery of Pledged Collateral.  All certificates
                    ------------------------------
     representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in

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     blank, all in form and substance satisfactory to Lender.  Lender shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Lender or any of its nominees any or all of the Pledged Shares. In addition, Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

               5.   Non-Recourse Guaranty.  Pledgor hereby guarantees to
                    ---------------------
     Lender, on a non-recourse basis, prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, it being understood that Lender's sole recourse against Pledgor shall be limited to the Pledged Collateral. Pledgor hereby waives any right of subrogation, reimbursement, contribution or any similar right against Borrower or any other guarantor in respect of the Secured Obligations.

               6.   Representations and Warranties.  Pledgor represents and
                    ------------------------------
     warrants to Lender that:

               (a) Pledgor is, and at the time of delivery of the Pledged Shares to Lender pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral pledged by Pledgor free and clear of any Lien thereon or affecting the title thereto except for the Lien created by this Agreement.

               (b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable.

               (c) Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by such Pledgor to Lender as provided herein.

               (d) None of the Pledged Shares of Pledgor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

               (e) No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Entity is

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     required to be made or obtained by Pledgor either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or
     (ii) for the exercise by Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

               (f) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in the Pledged Collateral pledged by Pledgor, and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien or security interest.

               (g) This Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

               The representations and warranties set forth in this Section 6 shall survive the execution and delivery of this Agreement.

               7.   Covenants.  Pledgor covenants and agrees that until the
                    ---------
     Repayment Date:

               (a) Without the prior written consent of Lender, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral pledged by Pledgor or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien on any of the foregoing except as otherwise permitted by the Loan Agreement.

               (b) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as Lender from time to time may request in order to ensure to Lender the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary
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     Uniform Commercial Code financing statements, which may be filed by
     Lender with or without the signature of Pledgor, and will cooperate with Lender, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal or state law in connection with such Liens or any sale or transfer of the Pledged Collateral.

               (c) Pledgor has and will defend the title to the Pledged Collateral and the Liens of Lender thereon against the claim of any Person and will maintain and preserve such Liens until the Repayment Date.

               (d) Pledgor will, upon obtaining any additional shares of capital stock of Borrower which are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Lender a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. Pledgor hereby authorizes Lender to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Lender shall for all purposes hereunder be considered Pledged Collateral.

               8.   Pledgor's Rights.  As long as no Default or Event of
                    ----------------
     Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 9(a) hereof,

               (a) Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Loan Agreement, and any other agreement; provided,
                                                                  --------
      however, that no vote shall be cast, and no consent shall be given or
      -------
     action taken, which would have the effect of impairing the position or interest of Lender in respect of the Pledged Collateral or which would authorize or effect (except as and to the extent expressly permitted by the Loan Agreement) (i) the dissolution or liquidation, in whole or in part, of Borrower, (ii) the consolidation or merger of Borrower with any other Person, (iii) the sale, disposition or encumbrance of all or substantially all of the assets of Borrower, (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of Borrower or the issuance of any additional shares of

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     stock of Borrower, or (v) the alteration of the voting rights with respect to the stock of Borrower;

               (b) (i) Pledgor shall be entitled, from time to time, to collect and receive for its own use and shall not be required to pledge pursuant to Section 2, all cash dividends paid in respect of the Pledged Shares to the extent not in violation of the Loan Agreement other than any and all (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any
     Pledged Collateral; provided, however, that until actually paid all
                         --------  -------
     rights to such dividends shall remain subject to the Lien created by this Agreement; and

                    (ii) all dividends (other than such cash dividends as are permitted to be paid to Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares of Pledgor, whenever paid or made, shall be delivered to Lender to hold as Pledged Collateral and shall, if recovered by Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary indorsement).

               9.   Defaults and Remedies.  (a)  Upon the occurrence of an
                    ---------------------
     Event of Default and during the continuation of such Event of Default, then or at any time after the occurrence thereof and following written notice thereof to Pledgor (provided that such notice is not rescinded by Lender) Lender (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales after ten
     (10) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Lender was the outright owner thereof, Pledgor hereby irrevocably constituting and appointing Lender as the proxy and attorney-in-fact of Pledgor, with full power of substitution to do so, and which shall remain in effect until the Secured Obligations are paid in full; provided, however, Lender shall not have any duty to exercise any such
     --------  -------
     right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at Lender's place of business, or at any public building in the City of New York or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Lender may deem fair, and Lender may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Lender reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Lender.

               (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Lender, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, Lender may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that
                                                  --------  -------
     any sale or sales made after such postponement shall be after seven
     (7) days' notice to Pledgor.

               (c) In the event of any sales hereunder, Lender shall, after deducting all costs or expenses of every kind (including
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     reasonable attorneys' fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Secured Obligations in accordance with the agreements and instruments governing and evidencing such Obligations, returning the surplus, if any, to Pledgor.

               (d) If, at any time when Lender in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 9) to sell the whole or any part of the Pledged Collateral hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), Pledgor shall, in an expeditious manner, and to the extent Pledgor has authority or the right to, cause Borrower to and if Pledgor cannot cause Borrower to, then Pledgor must cooperate with Borrower to do all things reasonably requested by Lender to effect such registration:

               (e) Lender agrees that it will not seek any monetary damages from any Pledgor and that it shall only seek specific performance of its rights under this Agreement. Pledgor agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (f) If, at any time when Lender shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Lender may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Section 9, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event Lender in its discretion (a) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could

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     be or shall have been filed under said Act (or similar statute),
     (b) may approach and negotiate with a single possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 9, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 9, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as Lender may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

               (g) Pledgor acknowledges that notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in paragraph (f), Lender may, in its discretion, elect to register any or all the Pledged Collateral under the Act (or any applicable state securities law) in accordance with its rights here-under. Pledgor, however, recognizes that Lender may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially
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     reasonable manner.  Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor would agree to do so.

               (h) Pledgor agrees that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies. No failure or delay on the part of Lender to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Lender with respect to any such remedies shall operate as a waiver thereof, or limit or impair Lender's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

               (i) Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 9 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

               10.  Application of Proceeds.  Any cash held by Lender as
                    -----------------------
     Pledged Collateral and all cash proceeds received by Lender in respect of any sale of, liquidation of, or other realization upon all or any part of the Pledged Collateral shall be applied by Lender as follows:

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               first, to Lender in an amount sufficient to pay in full the
               -----
          expenses of Lender in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Lender in connection therewith, including, without limitation, attorney's fees;

               second, to Lender in an amount equal to the then unpaid
               ------
          principal of and accrued interest and prepayment premiums, if any, on the Secured Obligations;

               third, to Lender in an amount equal to any other Secured
               -----
          Obligations which are then unpaid; and

               finally, after payment in full of all Secured Obligations,
               -------
          to pay to Pledgor, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

               11.  Waiver.  No delay on Lender's part in exercising any
                    ------
     power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Lender with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Lender's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Lender's rights as against Pledgor in any respect.

               12.  Assignment.  Lender may assign, indorse or transfer any
                    ----------
     instrument evidencing all or any part of the Secured Obligations and the holder of such instrument shall be entitled to the benefits of this Agreement.

               13.  Termination.  Immediately following the payment of all
                    -----------
     Secured Obligations, Lender shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

               14.  Lien Absolute.  All rights of Lender hereunder, and all
                    -------------
     obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:
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               (a)  any lack of validity or enforceability of the Loan
     Agreement, the Note, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, the Note, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

               (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured
     Obligations; or

               (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

               15.  Release.  Pledgor consents and agrees that Lender may
                    -------
     at any time, or from time to time, in its discretion (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations and
     (b) exchange, release and/or surrender all or any of the Pledged Collateral, or any part(s) thereof, by whomsoever deposited, which is now or may hereafter be held by Lender in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Lender may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the existence, value or condition of any of the Pledged Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time exceed the aggregate principal amount thereof set forth in the Loan Agreement, or any other agreement governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on Lender's part shall in any event affect or impair this Agreement.
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



               16.  Reinstatement.  This Agreement shall remain in full
                    -------------
     force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

               17.  Miscellaneous.  (a)  Lender may execute any of its
                    -------------
     duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

               (b) Neither Lender nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own negligence or willful misconduct.

               (c) THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND ASSIGNS, AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, LENDER AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS IN EFFECT IN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF LENDER AND PLEDGOR.

               18.  Severability.  If for any reason any provision or
                    ------------
     provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

               19.  Notices.  Except as otherwise provided herein, whenever
                    -------
     it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

               (a)  If to Lender, at:

                    15 Carshalton Road
                    Sutton
                    Surrey SM1 4LD
                    Attention:  Ed Hough
                    Telecopy Number:  0181 661 0205

                    with a copy to:

                    Weil, Gotshal & Manges
                    99 Bishopsgate
                    London  EC2M 3XD
                    Attention:  David Lefkowitz, Esq.
                    Telecopy Number:  0171 426 1000

               (b)  If to Pledgor, at its address specified in Schedule I

                    With a copy to:

                    Manatt, Phelps & Phillips, LLP
                    11355 West Olympic Boulevard
                    Los Angeles
                    California 90064

                    Attention:  Nancy Wojtas
                    Telecopy Number:  310 312 4224


     or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or seven (7) Business Days after the same shall have been deposited (i) in the United States mail (in the case of notice being given by the Pledgor or any other Person located in the United States) or (ii) in the United Kingdom mail (in the case of notice being given by the Lender or any other Person located in the United Kingdom). Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

               20.  Section Titles.  The Section titles contained in this
                    --------------
     Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

               21.  Counterparts.  This Agreement may be executed in any
                    ------------
     number of counterparts, which shall, collectively and separately, constitute one agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Non-Recourse Guaranty and Pledge Agreement to be duly executed as of the date first written above.


                                   INTEK DIVERSIFIED CORPORATION


                                   By: /s/ David Neibert
                                      --------------------------------
                                      Name: David Neibert
                                      Title: Executive Vice President


     Accepted and Acknowledged by:

     SECURICOR COMMUNICATIONS LIMITED



     By: /s/ M.G. Wilkinson
        ------------------------------
        Name: M.G. Wilkinson
        Title: Director

                                   SCHEDULE I



               Attached to and forming a part of that certain Non-Recourse Guaranty and Pledge Agreement dated as of September 19, 1996 by Pledgor to Securicor Communications Limited.





                                                                                                     Number of
                                                                                                       Shares
        Name and Address                                       Class of    Certificate  Number of   Issued and
        of Pledgor                        Issuer                Stock       Number(s)    Shares     Outstanding
        ----------------                  ------               --------    -----------  ---------   -----------
        Intek Diversified Corporation     Midland USA, Inc.     Common           1          100         100
        970 West 190th Street                                   Stock, par
        Suite 970                                               value $0.01
        Torrance, California  90502


                                   SCHEDULE II
                to the Non-Recourse Guaranty and Pledge Agreement


                                PLEDGE AMENDMENT


               This Pledge Amendment, dated ____________, 19__ is delivered pursuant to Section 7(d) of the Non-Recourse Guaranty and Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to that certain Non-Recourse Guaranty and Pledge Agreement, dated as of September 19, 1996 by the undersigned and others, as Pledgor, to Securicor Communications Limited, and that the Pledged Shares listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Non-Recourse Guaranty and Pledge Agreement and shall secure all Secured Obligations referred to in said Non-Recourse Guaranty and Pledge Agreement.


                                   INTEK DIVERSIFIED CORPORATION



                                   By:
                                      ---------------------------
                                      Name:
                                      Title:





                                                                                                     Number of
                                                                                                       Shares
        Name and Address                                       Class of    Certificate  Number of   Issued and
        of Pledgor                        Issuer                Stock       Number(s)    Shares     Outstanding
        ----------------                  ------               --------    -----------  ---------   -----------
        Intek Diversified Corporation     Midland USA, Inc.     Common
        970 West 190th Street                                   Stock, par
        Suite 970                                               value $0.01
        Torrance, California  90502





     NYFS09...:\73\73273\0003\1224\AGR8116W.53G